    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 21, 2000
                                                      Registration No. 333-31034
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                             THE RYLAND GROUP, INC.
             (Exact name of registrant as specified in its charter)
            MARYLAND                                         52-0849948
(State or other jurisdiction of                           (I.R.S. employer
 incorporation or organization)                        Identification number)

                         24025 PARK SORRENTO, SUITE 400
                           CALABASAS, CALIFORNIA 91302
                                 (818) 223-7500
                    (Address of principal executive offices)
                               ------------------
                           TIMOTHY J. GECKLE, ESQUIRE
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                             THE RYLAND GROUP, INC.
                         24025 PARK SORRENTO, SUITE 400
                           CALABASAS, CALIFORNIA 91302
                                 (818) 223-7500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------
                                   Copies to:
                            R.W. SMITH, JR., ESQUIRE
                          PIPER MARBURY RUDNICK & WOLFE LLP
                                6225 SMITH AVENUE
                            BALTIMORE, MARYLAND 21209
                                 (410) 580-3000

                               ------------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]___________
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
=======================================================================================
                                                PROPOSED       PROPOSED
    TITLE OF EACH CLASS OF         AMOUNT       MAXIMUM        MAXIMUM      AMOUNT OF
          SECURITIES               TO BE        OFFERING      AGGREGATE    REGISTRATION
       TO BE REGISTERED          REGISTERED    PRICE PER       OFFERING      FEE(6)
                                    (1)        SHARE (1)    PRICE (2) (3)
---------------------------------------------------------------------------------------
Debt Securities (3).........
Common Stock, par value $1.00
(3) (4).....................
Preferred Stock, par value
$1.00 (3)...................
Depositary Shares (3).......
Warrants (3)(5).............
Stock Purchase Units (3)....
Stock Purchase Contracts (3)
      Total.................                                 $200,000,000      $0
=======================================================================================

(1) Not applicable pursuant to Form S-3 General Instruction II(D).

(2) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(o). if any debt securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to the amount to be registered. If any debt securities are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent thereto in U.S. dollars at the time of initial offering.

(3) In addition to the securities issued directly under this registration statement, we are registering an indeterminate number of shares of common stock, preferred stock and depositary shares as may be issued upon conversion or exchange of the securities issued directly under this registration statement. No separate consideration will be received for any shares of common stock, preferred stock or depositary shares so issued upon conversion or exchange.
(4) Common stock being registered hereby includes associated Common Share Purchase Rights, which initially are attached to and trade with the shares of the registrant's common stock. Value attributable to such rights, if any, is reflected in the market price of the common stock.
(5) Includes warrants to purchase debt securities, warrants to purchase common stock and warrants to purchase preferred stock.
(6) A registration fee of $52,800 was previously paid in connection with this registration statement.
                               ------------------

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



16. EXHIBITS


EXHIBIT NO.  DESCRIPTION

             This Post-Effective Amendment No. 1 is filed pursuant to Rule 462
             (d) solely to add exhibits 1.1, 12.1 and 25.1, which exhibits are filed herewith or incorporated by reference herein.


1.1*         Underwriting Agreement Basic Provisions dated July 2, 1996
3.1**        Charter
3.2***       Bylaws
4.1****      Rights Agreement dated as of October 18, 1996, between The
             Ryland Group, Inc., and ChaseMellon Shareholder Services,
             L.L.C.
4.2+         Indenture dated as of June 28, 1996 between The Ryland
             Group, Inc. and The
                                      II-1

             Chase Manhattan Bank
4.3++        Indenture dated as of July 15, 1992 between The Ryland
             Group, Inc. and First Union National Bank
4.4++++      Form of Deposit Agreement
4.5++++      Form of Stock Purchase Contract
4.6++++      Form of Stock Warrant Provisions
5.1+++       Opinion of Piper Marbury Rudnick & Wolfe LLP
12.1         Computation of Ratio of Earnings to Fixed Charges
23.1+++      Consent of Ernst & Young LLP, independent auditors
23.2+++      Consent of Piper Marbury Rudnick & Wolfe LLP (included in
             Exhibit 5.1)
24.1+++      Powers of Attorney
25.1         Statement of Eligibility and Qualification on Form T-1

---------------------------

*    Incorporated by reference to our Form 8-K filed July 2, 1996.

** Incorporated by reference to our Form 10-K for the year ended December 31, 1989.

*** Incorporated by reference to our Form 10-K for the year ended December 31, 1996.

**** Incorporated by reference to our Form 8-K filed October 24, 1996.

+ Incorporated by reference to Post-Effective Amendment No. 1 to our Registration Statement on Form S-3 (No. 33-50933) filed May 15, 1996.

++   Incorporated by reference to our Form 8-K filed August 6, 1992.

+++  Previously filed.

++++ To be filed by amendment or as an exhibit to a report pursuant to Section
     13(a), 13(c) or 15(d) of the Exchange Act.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on August 21, 2000.

                                    THE RYLAND GROUP, INC.


                                    By:     /s/ Timothy J. Geckle
                                           -----------------------------------
                                       Timothy J. Geckle
                                       Senior Vice President and General Counsel


             NAME                            TITLE                    DATE
             ----                            -----                    ----

       *                        Chairman, President and         August 21, 2000
-------------------             Chief Executive Officer
     R. CHAD DREIER             (principal executive
                                officer)

       *                        Executive Vice President        August 21, 2000
-------------------             and Chief Financial Officer
    GORDON A. MILNE             (principal financial
                                officer)

        *                      Vice President and Chief        August 21, 2000
--------------------           Accounting Officer
                               (principal accounting
   DAVID L. FRISTOE            officer)

                                Director                        August 21, 2000
--------------------
JAMES A. FLICK, JR.

       *                        Director                        August 21, 2000
--------------------
   LESLIE M. FRECON

       *                        Director                        August 21, 2000
--------------------
    WILLIAM L. JEWS

       *                        Director                        August 21, 2000
--------------------
  WILLIAM G. KAGLER

       *                        Director                        August 21, 2000
--------------------
   ROBERT E. MELLOR

       *                        Director                        August 21, 2000
--------------------
CHARLOTTE ST. MARTIN

       *                        Director                        August 21, 2000
--------------------
    PAUL J. VARELLO


       *                        Director
--------------------
    JOHN O. WILSON


* By:  /s/ Timothy J. Geckle
      -----------------------------------
                 ATTORNEY-IN FACT

                                  EXHIBIT INDEX

EXHIBIT NO.  DESCRIPTION
-----------  -----------

1.1*         Underwriting Agreement Basic Provisions dated July 2, 1996
3.1**        Charter
3.2***       Bylaws
4.1****      Rights Agreement dated as of October 18, 1996, between The
             Ryland Group, Inc., and ChaseMellon Shareholder Services,
             L.L.C.
4.2+         Indenture dated as of June 28, 1996 between The Ryland
             Group, Inc. and The Chase Manhattan Bank
4.3++        Indenture dated as of July 15, 1992 between The Ryland
             Group, Inc. and First Union National Bank
4.4++++      Form of Deposit Agreement
4.5++++      Form of Stock Purchase Contract
4.6++++      Form of Stock Warrant Provisions
5.1+++       Opinion of Piper Marbury Rudnick & Wolfe LLP
12.1         Computation of Ratio of Earnings to Fixed Charges
23.1+++      Consent of Ernst & Young LLP, independent auditors
23.2+++      Consent of Piper Marbury Rudnick & Wolfe LLP (included in
             Exhibit 5.1)
24.1+++      Powers of Attorney
25.1         Statement of Eligibility and Qualification on Form T-1

---------------------------
*    Incorporated by reference to our Form 8-K filed July 2, 1996.

** Incorporated by reference to our Form 10-K for the year ended December 31, 1989.

*** Incorporated by reference to our Form 10-K for the year ended December 31, 1996.

**** Incorporated by reference to our Form 8-K filed October 24, 1996.

+ Incorporated by reference to Post-Effective Amendment No. 1 to our Registration Statement on Form S-3 (No. 33-50933) filed May 15, 1996.

++   Incorporated by reference to our Form 8-K filed August 6, 1992.

+++  Previously filed.

++++ To be filed by amendment or as an exhibit to a report pursuant to Section
     13(a), 13(c) or 15(d) of the Exchange Act.